Exhibit 99.1

PURE Bioscience Reports 2016 Fiscal First Quarter Financial Results

Prepares for Calendar Q1 Launch of SDC-Based PURE Control® as a
Direct Food Contact Processing Aid, First For Raw Produce Processing –
And to Initiate USDA Poultry Plant Trials for Use in Fresh Poultry Processing

SAN DIEGO (Dec. 10, 2015) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal first quarter ended October 31, 2015.

Update Q1 to Present

PURE Control – Produce - FDA

•	PURE is preparing to launch PURE Control® in calendar Q1 into the direct food contact market – a new $650+ million combined opportunity (for produce and poultry):
o

In November, 2015, the Company received an FDA Acknowledgement Letter for its produce FCN (food contact notification) for use of SDC as a processing aid for fresh produce processing (a new $300+ million market segment), setting an effective date of January 7, 2016;

▪	Requiring no further regulatory approvals for raw produce processing, the Company expects to launch sales of PURE Control for produce processing by February 2016.
o

Test results for PURE Control in produce processing demonstrate materially significant reductions in Listeria, E. coli and Salmonella when applied to a broad range of processed vegetables and fruits that are most frequently associated with pathogen contamination. Produce is the leading source of foodborne illness in the US, according to the CDC.

In November 2015, PURE completed the second and final closing of a follow-on private placement financing with its existing investors, raising $2 million to support its operations. This followed the $6M private placement investment by Franchise Brands which closed in October 2015. The combined $8M financing will support the Company’s operations and business plan through calendar Q1 2017.

Commercialization Update

PURE Control - Poultry - FDA & USDA

Upon reaching the FDA effective date for raw poultry processing on December 18, 2015, PURE will begin the required in-plant process validation and optimization trials with the authorization of the USDA.

•

PURE has already identified the initial plants and partners it will work with and has developed protocols for the USDA trials and is ready to begin the plant trials as soon as the USDA completes its FCN review.

o	This preserves the timing of PURE’s go-to-market commercialization strategy for PURE Control sales into poultry processors (a new $350+ million market segment) late in calendar Q1 2016.
•

Test results for PURE Control in poultry processing demonstrate materially significant reduction in Salmonella contamination in poultry (to nearly non-detectable levels). According to the CDC, Salmonella is the most frequently reported cause of US foodborne illness.

-Continued-

Summary of Results of Operations

Revenues for the fiscal first quarter ended 2016 were $186,000 compared with Q1 2015 revenues of $117,000. Total operating costs and expenses, excluding cost of goods sold, share-based compensation, and other share-based expenses, for the fiscal first quarter ended 2016 and 2015, were $1.32 million and $1.37 million, respectively. The fiscal first quarter net loss, excluding the fair value of derivative liabilities in excess of proceeds, was ($1.81) million as compared with ($1.93) million for fiscal Q1 in 2015.

Hank R. Lambert, Chief Executive Officer, stated that, “The regulatory process for direct food contact approvals took a year longer than we expected, but we are about to clear the final hurdles.  With FDA  approvals expected in December (for raw poultry) and January (for fresh produce), we are finally at the doorstep of introducing PURE Control as a game changing solution to reduce the risks of food borne illness outbreaks resulting from pathogen contamination in food manufacturing and processing.

“In calendar Q1 we look forward to completing the regulatory review processes and introducing an important and effective new intervention component of an integrated food safety system, first for fresh produce processing and then for raw poultry processing. In both produce processing and poultry processing there are persistent, unsolved pathogen issues, and we believe we have a solution with PURE Control. Our goal is to capture a significant share of that $650 million combined market,” Lambert concluded.

2016 Fiscal Q1 Financial Results Conference Call

The Company will host an investor conference call on December 10, 2015 at 1:30pm PDT (4:30pm EDT).

The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PST (4:30pm EST) on December 10, 2015. The call can also be accessed “live” online at http://public.viavid.com/index.php?id=117430.

A replay of the recorded call will be available for 90 days on the Company’s website (http://www.purebio.com/investors/events-presentations/). You can also listen to a replay of the call by dialing 1-877-870-5176 (international participants dial 1-858-384-5517) starting December 10, 2015, at 7:30pm EST through December 17, 2015 at 11:59 pm EST. Please use PIN Number 117430.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena -- providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

-Continued-

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company's current and future products and services in the marketplace, including acceptance of the Company’s PURE Hard Surface disinfectant by SUBWAY® franchisees; and the ability to convert successful evaluations into customer orders; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw poultry, produce and raw meat processing; competitive factors; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2015 and filed with the SEC on October 28, 2015 and its Form 10-Q for the first quarter ended October 31, 2015 and filed with the SEC on the date of this press release. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:
Hank Lambert, CEO	Terri MacInnis, VP of IR	Tom Hemingway
PURE Bioscience, Inc.	Bibicoff + MacInnis, Inc.	Redwood Investment Group
619-596-8600 ext.103	818-379-8500	714-978-4425
hlambert@purebio.com	terri@bibimac.com	tomh@redwoodfin.com

-Continued-

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

	Three months ended
	October 31,
	2015	2014
Net product sales	$186,000	$117,000

Operating costs and expenses
Cost of goods sold	54,000	45,000
Selling, general and administrative	1,086,000	1,192,000
Research and development	236,000	176,000
Share-based compensation	672,000	503,000
Other share-based expenses	-	131,000
Total operating costs and expenses	2,048,000	2,047,000

Loss from operations	(1,862,000)	(1,930,000)

Other income (expense)
Fair value of derivative liabilities in excess of proceeds	(1,008,000)	-
Change in derivative liability	43,000	(1,000)
Interest expense	(2,000)	(2,000)
Other income (expense), net	9,000	(1,000)
Total other income (expense)	(958,000)	(4,000)

Net loss	$(2,820,000)	$(1,934,000)

Basic and diluted net loss per share	$(0.07)	$(0.05)

Shares used in computing basic and diluted net loss per share	43,019,329	37,029,203

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	October 31,	July 31,
	2015	2015
Assets
Current assets
Cash and cash equivalents	$6,055,000	$1,321,000
Accounts receivable, net	93,000	189,000
Inventories, net	219,000	207,000
Restricted cash	75,000	75,000
Prepaid expenses	150,000	187,000
Deferred offering costs	-	-
Total current assets	6,592,000	1,979,000

Property, plant and equipment, net	83,000	90,000
Patents, net	1,152,000	1,192,000

Total assets	$7,827,000	$3,261,000

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$384,000	$560,000
Restructuring liability	54,000	59,000
Accrued liabilities	177,000	246,000
Derivative liability	6,969,000	4,000
Total current liabilities	7,584,000	869,000

Deferred rent	8,000	9,000

Total liabilities	7,592,000	878,000

Commitments and contingencies (See Note 6)

Stockholders' equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value: 100,000,000 shares authorized 55,211,380 shares issued and outstanding at October 31, 2015, and 41,859,297 shares issued and outstanding at July 31, 2015	553,000	420,000
Additional paid-in capital	91,350,000	90,811,000
Accumulated deficit	(91,668,000)	(88,848,000)

Total stockholders' equity	235,000	2,383,000

Total liabilities and stockholders' equity	$7,827,000	$3,261,000